UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2011

THE COOPER COMPANIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-8597	94-2657368
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

6140 Stoneridge Mall Road, Suite 590 Pleasanton, California	94588
(Address of principal executive offices)	(Zip Code)

(925) 460-3600

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure

On February 23, 2011, the United States District Court for the Central District of California (the “Court”) entered an order providing for preliminary approval of a settlement (the “Settlement”) in connection with the consolidated shareholder derivative action captioned In re Cooper Companies, Inc. Derivative Litigation, Case No. SACV 06 00300 CJC (RNB), and a parallel consolidated shareholder derivative action pending in the Superior Court for the State of California for the County of Alameda. In its order, the Court also approved the form of notice relating to the Settlement, and set a hearing date of May 2, 2011 at 1:30 p.m. to consider whether to grant final approval of the Settlement.

As required by the Court’s order, a copy of the Notice of Settlement is attached hereto as Exhibit 99.1 and incorporated herein by reference. The notice can also be viewed on The Cooper Companies, Inc.’s website (www.coopercos.com) in the investor relations section (http://investor.coopercos.com/index.cfm).

Item 9.01.	Financial Statements and Exhibits

Exhibit No.	Description

99.1	Notice of Settlement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE COOPER COMPANIES, INC.

Dated: March 7, 2011	By: /s/ Rodney E. Folden
	Name:	Rodney E. Folden
	Title:	Vice President and Corporate Controller,
(Principal Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Document Description

99.1	Notice of Settlement